UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 21, 2012 (February 16, 2012)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

The close of escrow for the Vacant Land Purchase Agreement (the “Hesperia West Agreement”), entered into by our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), as reported in our Form 8-K’s filed with the SEC on November 10 and December 16, 2011, and January 18 and February 8, 2012, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Hesperia West Agreement, has also been extended. Under the Hesperia West Agreement, effective February 16, 2012, the close of escrow has been extended to August 31, 2012, and the Hesperia West Agreement is now subject to Coronus’ board of director approval on or before August 15, 2012. Additionally, Coronus is now required to make the following, non-refundable payments to the Seller:

February 29, 2012 - $374
March 31, 2012 - $1,657
April 30, 2012 - $1,603
May 31, 2012 - $1,657
June 30, 2012 - $1,603
July 31, 2012 - $1,657
August 31, 2012 - $1,657

The above, non-refundable payments are separate from the purchase price, and not related to the deposit or installment note.

On November 30, 2011, Coronus submitted two generating facility interconnection applications to Southern California Edison (SCE) in respect of two, utility-scale, solar photovoltaic power systems to be sited on the Hesperia West parcel, sized 1.2 MW and 1.5 MW (the “Coronus Hesperia West 1 Project” and the “Coronus Hesperia West 2 Project”, respectively). In respect of the Coronus Hesperia West 2 Project, on February 2, 2012, as reported in our Form 8-K filed with the SEC on February 8, 2012, Coronus entered into a System Impact Study Agreement (the “SIS Agreement for Coronus Hesperia West 2”) with SCE. The SIS Agreement for Coronus Hesperia West 2 sets forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Coronus Hesperia West 2 Project and the adequacy of SCE’s electrical system to accommodate the Coronus Hesperia West 2 Project. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Coronus Hesperia West 2 Project. SCE anticipates completing the study within 120 business days.

Coronus sought the above extension to the Hesperia West Agreement to allow sufficient time for SCE to complete the SIS Agreement for Coronus Hesperia West 2, in order to obtain an estimate of the cost of the equipment, engineering, procurement and construction work, including overheads, required for interconnection, and therefore, determine whether such cost is economical.

ITEM 7.01      REGULATION FD DISCLOSURE.

We announced today the extension to the Hesperia West Agreement, as disclosed above under Item 1.01.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of February, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors